Exhibit 10.148

PROMISSORY NOTE

US $2,250,000.00	Effective Date: December 31, 2008

            FOR VALUE RECEIVED, the undersigned (together with such party’s or parties’ successors and assigns, “Borrower”) jointly and severally (if more than one) promises to pay to the order of FOOTHILL CHIMNEY ASSOCIATES LIMITED PARTNERSHIP, a Georgia limited partnership, the principal sum of TWO MILLION TWO HUNDRED FIFTY THOUSAND AND 00/100 Dollars (US $2,250,000.00), with interest on the unpaid principal balance, as hereinafter provided.

            1.         Defined Terms.

            (a)        As used in this Note:

“Business Day” means any day other than a Saturday, a Sunday or any other day on which the national banking associations are not open for business.

“Default Rate” means an annual interest rate equal to four (4) percentage points above the Permanent Interest Rate.  However, at no time will the Default Rate exceed the Maximum Interest Rate.

“Initial Interest Rate” means a per annum interest rate of three and one-half of one percent (3.5%).

“Installment Due Date” means, for any monthly installment of interest only, the date on which such monthly installment is due and payable pursuant to Section 3 of this Note. The “First Installment Due Date” under this Note is February 1, 2009.

“Lender” means the holder from time to time of this Note.

“Loan” means the loan evidenced by this Note.

“Maturity Date” means the earlier of (i) November 1, 2034 (the “Scheduled Maturity Date”), (ii) the Call Date of any Call Option exercised by the Senior Lender under the Senior Note, and (iii) the date on which the unpaid principal balance of this Note becomes due and payable by acceleration or otherwise pursuant to the Loan Documents or the exercise by Lender of any right or remedy under any Loan Document.

“Maximum Interest Rate” means the rate of interest that results in the maximum amount of interest allowed by applicable law.

“Permanent Interest Rate” means a per annum interest rate of four percent (4%).

“Security Instrument” means the second deed to secure debt effective as of the effective date of this Note, from Borrower to or for the benefit of Lender and securing this Note.

“Senior Lender” means ING USA Annuity and Life Insurance Company, and any successor holder of the Senior Note.

“Senior Loan Documents” means the Senior Note secured by a deed to secure debt made by Borrower to or for the benefit of Senior Lender, and any other loan document executed in connection with the loan evidenced by the Senior Note.

“Senior Note” means the promissory note in the original principal amount of $19,250,000.00 made by Borrower (as assignee of Foothill Chimney Associates, Limited Partnership, a Georgia limited partnership).

            (b)        Other capitalized terms used but not defined in this Note shall have the meanings given to such terms in the Security Instrument.

            2.         Address for Payment.  All payments due under this Note shall be payable at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237, or such other place as may be designated by Notice to Borrower from or on behalf of Lender.

            3.         Payments.

            (a)        Interest will accrue on the outstanding principal balance of this Note at the Initial Interest Rate and the Permanent Interest Rate, as provided in Sections 3(d) and 3(e), subject to the provisions of Section 8 of this Note.

            (b)        Interest under this Note shall be computed, payable and allocated on the basis of a 360-day year consisting of twelve 30-day months.

            (c)        Unless disbursement of principal is made by Lender to Borrower on the first day of a calendar month, interest for the period beginning on the date of disbursement and ending on and including the last day of such calendar month shall be payable by Borrower simultaneously with the execution of this Note.  If disbursement of principal is made by Lender to Borrower on the first day of a calendar month, then no payment will be due from Borrower at the time of the execution of this Note.  The Installment Due Date for the first monthly installment payment under Sections 3(d) and 3(e) of interest only will be the First Installment Due Date set forth in Section 1(a) of this Note.  Except as provided in this Section 3(c) and in Section 10, accrued interest will be payable in arrears.

            (d)        Beginning on First Installment Due Date, and continuing for the next thirty-five (35) Installment Due Dates (including the monthly installment due on January 1, 2012), accrued interest only at the Initial Interest Rate on the outstanding principal balance of this Note shall be payable by Borrower in consecutive monthly installments due and payable on the first day of each calendar month.  The amount of the monthly installment of interest only payable pursuant to this Section 3(d) on each Payment Date shall be Six Thousand Five Hundred Sixty-Two and 50/100 Dollars ($6,562.50) unless Borrower makes a partial prepayment of the principal of the Loan pursuant to Section 10 hereof, in which case Lender, after Borrower’s written request, shall recalculate the amount of the monthly installment of interest thereafter and shall notify Borrower of the same.

            (e)        Beginning on February 1, 2012, and continuing until and including the final monthly installment due on the Maturity Date, accrued interest only at the Permanent Interest Rate on the outstanding principal balance of this Note shall be payable by Borrower in consecutive monthly installments due and payable on the first day of each calendar month.  The amount of the monthly installment of interest only payable pursuant to this Section 3(d) on each Installment Due Date shall be Seven Thousand Five Hundred and 00/100 Dollars ($7,500.00) unless Borrower makes a partial prepayment of the principal of the Loan pursuant to Section 10 hereof, in which case Lender, after Borrower’s written request, shall recalculate the amount of the monthly installment of interest thereafter and shall notify Borrower of the same.

            (f)         All remaining Indebtedness, including all principal and interest, shall be due and payable by Borrower on the Maturity Date.

            (g)        All payments under this Note shall be made in immediately available U.S. funds.

            (h)        Any regularly scheduled monthly installment of interest only payable pursuant to this Section 3 that is received by Lender before the date it is due shall be deemed to have been received on the due date for the purpose of calculating interest due.

            (i)         Any accrued interest remaining past due for 30 days or more, at Lender’s discretion, may be added to and become part of the unpaid principal balance of this Note and any reference to “accrued interest” shall refer to accrued interest which has not become part of the unpaid principal balance.  Any amount added to principal pursuant to the Loan Documents shall bear interest at the applicable rate or rates specified in this Note and shall be payable with such interest upon demand by Lender and absent such demand, as provided in this Note for the payment of principal and interest.

            (j)         All payments made by Borrower hereunder shall be made irrespective of, and without any deduction for, any set-offs or counterclaims.

            4.         Application of Payments.  If at any time Lender receives, from Borrower or otherwise, any amount applicable to the Indebtedness which is less than all amounts due and payable at such time, Lender may apply the amount received to amounts then due and payable in any manner and in any order determined by Lender, in Lender’s discretion.  Borrower agrees that neither Lender’s acceptance of a payment from Borrower in an amount that is less than all amounts then due and payable nor Lender’s application of such payment shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction.

            5.         Security.  The Indebtedness is secured by, among other things, the Security Instrument, and reference is made to the Security Instrument for other rights of Lender as to collateral for the Indebtedness.

            6.         Acceleration.  If an Event of Default has occurred and is continuing, the entire unpaid principal balance, any accrued interest, and all other amounts payable under this Note and any other Loan Document, shall at once become due and payable, at the option of Lender, without any prior notice to Borrower (except if notice is required by applicable law, then after such notice).  Lender may exercise this option to accelerate regardless of any prior forbearance.

            7.         Late Charge.

            (a)        If any monthly installment of interest or principal and interest or other amount payable under this Note or under the Security Instrument or any other Loan Document is not received in full by Lender within ten (10) days after the installment or other amount is due, counting from and including the date such installment or other amount is due (unless applicable law requires a longer period of time before a late charge may be imposed, in which event such longer period shall be substituted), Borrower shall pay to Lender, immediately and without demand by Lender, a late charge equal to five percent (5%) of such installment or other amount due (unless applicable law requires a lesser amount be charged, in which event such lesser amount shall be substituted).

            (b)        Borrower acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan and that it is extremely difficult and impractical to determine those additional expenses.  Borrower agrees that the late charge payable pursuant to this Section represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional expenses Lender will incur by reason of such late payment.  The late charge is payable in addition to, and not in lieu of, any interest payable at the Default Rate pursuant to Section 8.

            8.         Default Rate.

            (a)        So long as (i) any monthly installment under this Note remains past due for thirty (30) days or more or (ii) any other Event of Default has occurred and is continuing, then notwithstanding anything in Section 3 of this Note to the contrary, interest under this Note shall accrue on the unpaid principal balance from the Installment Due Date of the first such unpaid monthly installment or the occurrence of such other Event of Default, as applicable, at the Default Rate.

            (b)        From and after the Maturity Date, the unpaid principal balance shall continue to bear interest at the Default Rate until and including the date on which the entire principal balance is paid in full.

            (c)        Borrower acknowledges that (i) its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan, (ii) during the time that any monthly installment under this Note is delinquent for thirty (30) days or more, Lender will incur additional costs and expenses arising from its loss of the use of the money due and from the adverse impact on Lender’s ability to meet its other obligations and to take advantage of other investment opportunities; and (iii)  it is extremely difficult and impractical to determine those additional costs and expenses.  Borrower also acknowledges that, during the time that any monthly installment under this Note is delinquent for thirty (30) days or more or any other Event of Default has occurred and is continuing, Lender’s risk of nonpayment of this Note will be materially increased and Lender is entitled to be compensated for such increased risk.  Borrower agrees that the increase in the rate of interest payable under this Note to the Default Rate represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional costs and expenses Lender will incur by reason of the Borrower’s delinquent payment and the additional compensation Lender is entitled to receive for the increased risks of nonpayment associated with a delinquent loan.

            9.         Limits on Personal Liability.

            (a)        Except as otherwise provided in this Section 9, Borrower shall have no personal liability under this Note, the Security Instrument or any other Loan Document for the repayment of the Indebtedness or for the performance of any other obligations of Borrower under the Loan Documents and Lender’s only recourse for the satisfaction of the Indebtedness and the performance of such obligations shall be Lender’s exercise of its rights and remedies with respect to the Mortgaged Property and to any other collateral held by Lender as security for the Indebtedness.  This limitation on Borrower’s liability shall not limit or impair Lender’s enforcement of its rights against any guarantor of the Indebtedness or any guarantor of any other obligations of Borrower.

            (b)        Borrower shall be personally liable to Lender for the repayment of a further portion of the Indebtedness equal to any loss or damage suffered by Lender as a result of the occurrence of any of the following events:

(i)         Borrower fails to pay to Lender upon demand after an Event of Default all Rents to which Lender is entitled under Section 3(a) of the Security Instrument and the amount of all security deposits collected by Borrower from tenants then in residence.  However, Borrower will not be personally liable for any failure described in this subsection (i) if Borrower is unable to pay to Lender all Rents and security deposits as required by the Security Instrument because of a valid order issued in a bankruptcy, receivership, or similar judicial proceeding or because of the exercise of prior or superior rights by the Senior Lender.

(ii)        Borrower fails to apply all insurance proceeds and condemnation proceeds as required by the Security Instrument.  However, Borrower will not be personally liable for any failure described in this subsection (ii) if Borrower is unable to apply insurance or condemnation proceeds as required by the Security Instrument because of a valid order issued in a bankruptcy, receivership, or similar judicial proceeding or because of the exercise of prior or superior rights by the Senior Lender.

(iii)       Borrower fails to comply with Section 14(e) or (f) of the Security Instrument relating to the delivery of books and records, statements, schedules and reports.

(iv)       Borrower fails to pay when due in accordance with the terms of the Security Instrument the amount of any item below marked “Deferred”; provided however, that if no item is marked “Deferred”, this Section 9(c)(iv) shall be of no force or effect.

Deferred           Hazard Insurance premiums or other insurance premiums,

Deferred           Taxes,

Deferred           water and sewer charges (that could become a lien on the Mortgaged Property),

Deferred           assessments or other charges (that could become a lien on the Mortgaged Property)

            (c)        Borrower shall be personally liable to Lender for:

                        (i)         the performance of all of Borrower’s obligations under Section 18 of the Security Instrument (relating to environmental matters);

                        (ii)        the costs of any audit under Section 14(e) of the Security Instrument; and

                        (iii)       any costs and expenses incurred by Lender in connection with the collection of any amount for which Borrower is personally liable under this Section 9, including Attorneys’ Fees and Costs and the costs of conducting any independent audit of Borrower’s books and records to determine the amount for which Borrower has personal liability.

            (d)        All payments made by Borrower with respect to the Indebtedness and all amounts received by Lender from the enforcement of its rights under the Security Instrument and the other Loan Documents shall be applied first to the portion of the Indebtedness for which Borrower has no personal liability.

            (e)        Borrower shall become personally liable to Lender for the repayment of all of the Indebtedness upon the occurrence of any of the following Events of Default:

                        (i)         Borrower’s ownership of any property or operation of any business not permitted by Section 33 of the Security Instrument;

                        (ii)        a Transfer (including, but not limited to, a lien or encumbrance) that is an Event of Default under Section 21 of the Security Instrument, other than a Transfer consisting solely of the involuntary removal or involuntary withdrawal of a general partner in a limited partnership or a manager in a limited liability company; or

                        (iii)       fraud or written material misrepresentation by Borrower or any officer, director, partner, member or employee of Borrower in connection with the application for or creation of the Indebtedness or any request for any action or consent by Lender.

            (f)         To the extent that Borrower has personal liability under this Section 9, Lender may exercise its rights against Borrower personally without regard to whether Lender has exercised any rights against the Mortgaged Property or any other security, or pursued any rights against any guarantor, or pursued any other rights available to Lender under this Note, the Security Instrument, any other Loan Document or applicable law.  To the fullest extent permitted by applicable law, in any action to enforce Borrower’s personal liability under this Section 9, Borrower waives any right to set off the value of the Mortgaged Property against such personal liability.

            10.       Voluntary and Involuntary Prepayments.

            (a)        Any receipt by Lender of principal due under this Note prior to the Maturity Date constitutes a prepayment of principal under this Note.  Without limiting the foregoing, any application by Lender, prior to the Maturity Date, of any proceeds of collateral or other security to the repayment of any portion of the unpaid principal balance of this Note constitutes a prepayment under this Note.

            (b)        Borrower may voluntarily prepay all or any part of the unpaid principal balance of this Note at any time.

            (c)        Borrower shall prepay the entire unpaid principal balance of this Note upon the prepayment of the Senior Note or upon the material modification of any of the terms of the Senior Loan Documents.

            (d)        Any prepayment of principal under this note that is not received on an Installment Due Date shall be deemed to have been received on the next Installment Due Date for the purpose of calculating interest due under this Note.

            (e)        Unless Lender agrees otherwise in writing, a permitted or required prepayment of less than the unpaid principal balance of this Note shall not extend or postpone the due date of any subsequent monthly installments.

            11.       Costs and Expenses.  To the fullest extent allowed by applicable law, Borrower shall pay all expenses and costs, including Attorneys’ Fees and Costs incurred by Lender as a result of any default under this Note or in connection with efforts to collect any amount due under this Note, or to enforce the provisions of any of the other Loan Documents, including those incurred in post-judgment collection efforts and in any bankruptcy proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding) or judicial or non-judicial foreclosure proceeding.

            12.       Forbearance.  Any forbearance by Lender in exercising any right or remedy under this Note, the Security Instrument, or any other Loan Document or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of that or any other right or remedy.  The acceptance by Lender of any payment after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender’s right to require prompt payment when due of all other payments or to exercise any right or remedy with respect to any failure to make prompt payment.  Enforcement by Lender of any security for Borrower’s obligations under this Note shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right or remedy available to Lender.

            13.       Waivers.  Borrower and all endorsers and guarantors of this Note and all other third party obligors waive presentment, demand, notice of dishonor, protest, notice of acceleration, notice of intent to demand or accelerate payment or maturity, presentment for payment, notice of nonpayment, grace, and diligence in collecting the Indebtedness.

            14.       Loan Charges.  Neither this Note nor any of the other Loan Documents shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate greater than the Maximum Interest Rate.  If any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower in connection with the Loan is interpreted so that any interest or other charge provided for in any Loan Document, whether considered separately or together with other charges provided for in any other Loan Document, violates that law, and Borrower is entitled to the benefit of that law, that interest or charge is hereby reduced to the extent necessary to eliminate that violation.  The amounts, if any, previously paid to Lender in excess of the permitted amounts shall be applied by Lender to reduce the unpaid principal balance of this Note. For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all Indebtedness that constitutes interest, as well as all other charges made in connection with the Indebtedness that constitute interest, shall be deemed to be allocated and spread ratably over the stated term of this Note.  Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of this Note.

            15.       Commercial Purpose.  Borrower represents that Borrower is incurring the Indebtedness solely for the purpose of carrying on a business or commercial enterprise, and not for personal, family, household, or agricultural purposes.

            16.       Counting of Days.  Except where otherwise specifically provided, any reference in this Note to a period of “days” means calendar days, not Business Days.

            17.       Governing Law.  This Note shall be governed by the law of the Property Jurisdiction.

            18.       Captions.  The captions of the Sections of this Note are for convenience only and shall be disregarded in construing this Note.

            19.       Notices; Written Modifications.

            (a)        All Notices, demands and other communications required or permitted to be given pursuant to this Note shall be given in accordance with Section 31 of the Security Instrument.

            (b)        Any modification or amendment to this Note shall be ineffective unless in writing signed by the party sought to be charged with such modification or amendment.

            20.       Consent to Jurisdiction and Venue.  Borrower agrees that any controversy arising under or in relation to this Note may be litigated in the Property Jurisdiction.  The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have jurisdiction over all controversies that shall arise under or in relation to this Note.  Borrower irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.  However, nothing in this Note is intended to limit any right that Lender may have to bring any suit, action or proceeding relating to matters arising under this Note in any court of any other jurisdiction.

21.       WAIVER OF TRIAL BY JURY.  BORROWER AND LENDER EACH (A) AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS NOTE OR THE RELATIONSHIP BETWEEN THE PARTIES AS LENDER AND BORROWER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

22.       Subordination of Note.  Notwithstanding any provisions of this Note or the Loan Documents to the contrary, it is understood and agreed that the terms, covenants and conditions of this Note are and shall be subordinate in all respects, including right of payment, to the indebtedness evidenced by the Senior Note secured by the Senior Instrument for the benefit of the Senior Lender, and the rights of Lender under this Note and the Loan Documents, including, without limitation, the right to exercise any remedy hereunder, are subject to the Senior Lender’s rights under the Senior Loan Documents and the terms and conditions of the Subordination Agreement.

            IN WITNESS WHEREOF, and in consideration of the Lender’s agreement to lend Borrower the principal amount set forth above, Borrower has signed and delivered this Note under seal or has caused this Note to be signed and delivered under seal by its duly authorized representative.

BORROWER:

BELMONT PLACE APARTMENTS, LLC, a Delaware limited liability company

By:       BJP III East Coast Properties, LLC,
            a Delaware limited liability company,
            Its Managing Member

            By:  /s/Jay Schulman

            Name: Jay Schulman
            Its: Vice President